Exhibit 99.1

Red Cat Town Hall Transcript

11/19/24

U.S. Army Short Range Reconnaissance Program of Record Announcement

Jeff Thompson

Okay. Anyway, but folks, we are not looking to do a secondary right now. We still have additional room on the debt instrument that we have. If we use anything, we'll use that in the short term. Our goal is to be developing our capital requirements sometime in Q1. And that'll be based on after we finish the low-rate initial production contract with the Army and the full rate production contract with the Army because we do get upfront payments. We want to find out what those payments are before we look at any of our capital requirements. So final answer, we're not doing a capital raise right now. And one other issue I just want to review because the Army did not allow us to put a lot of numbers into the press release. So, the number that you saw in the press release for 5,880. That is systems. And those systems, they have two drones each and one controller. And more about the controller from George. And since we're talking about the control already, I'm going to hand it over to George now.

George Matus

All right. What's up, guys? I am super excited to tell you all about it, and I'll keep this relatively quick so that we can get to Q&A. I want to start by saying that this win was over five years in the making. SRR began in 2018 after the Army banned DJI. And made it a priority to get trusted American-made drones into the hands of soldiers. Back then, Teal had just a dozen people in a small office. But over the last several years, we kept surviving growing and pushing through milestone after milestone. And are now going to be the program of record SRR drone for the United States Army. And I have to give credit to our incredible team who's watching right now and who worked so hard to get where we are now. Our team has submitted thousands of pages of documentation, had hundreds of meetings with the government. Went to dozens of in-person demonstration tests and evaluation events and successfully made it through five down selects. I have a lot of stories like to share one day when we have some more time. But let me tell you why I think we won and what was important to the Army. We were told a long time ago that the winner of SRR would be based on technical requirements, manufacturability, system cost, and soldier feedback. But ultimately, I think our success came from being a mission driven company. Our goal from the beginning was to build an American-made drone that helps warfighters win on the modern battlefield. So, because of that, we purpose built our system to do that specific thing. We designed Black Widow to meet the Army's nearly 100 technical requirements, but also incorporated soldier feedback from the very start. Every single part, every single square millimeter of the drone was thoughtfully designed to make sure that he could actually survive on the battlefield and get the job done. So, the Black Widow is rugged, it's reliable, it's fully modular. It's quiet. It has long flight time and range. It has super high-resolution cameras. It has stealth modes. It has onboard compute for AI and autonomy. It can carry secondary payloads. It can operate in electronic warfare environments and even without GPS. In my opinion, it is the most advanced drone in the world in its class and bridges or exceeds most of the technology gaps between America and China. As Jeff mentioned, I'll also quickly talk about web, which is the controller that we designed for SRR. And this is pretty interesting because at the beginning of the program. The Army was actually planning to use a government furnished controller and Teal was only supposed to focus on the drone. But late last year, about five months before our final delivery milestone, the Army said we could propose our own controller. So, we decided to create web from scratch and include it in our final system because we thought we could build a better controller than anything else on the market. That plan worked out. We delivered Webb alongside Black Widow as a fully purpose-built system. And soldiers had really positive feedback on both it and the drone. So, Webb is officially going to be the program of record controller for SRR. And we will be capturing all of that value. Webb is also the controller we're going to use for our whole Red Cat family of systems. As well as with other OEMs and manufacturers who've already expressed interest in using web with their UAS in other categories and contracts.

Now let's talk about manufacturing. We believe America needs to bring back its industrial might and manufacturing capacity, specifically in low cost and high impact technology, basically to deter the next war or win if we're forced to fight. Teal and Red Cat are heavily focused on supporting that. And we designed Black Widow and Webb for very high-volume production. In fact, we've seen the SRR writing on the wall for many months now. And as we were waiting for the government to push paper, we've been hard at work prioritizing getting the system ready for prime time. The Army thoroughly evaluated our manufacturing capacity processes and quality management system and ultimately had confidence in our ability to meet their expected volumes and beyond. Now, the average price of a system, which, as Jeff said, includes two drones and one controller is around $45,000, depending on configuration. And the Army's stated authorized acquisition objective, or AAO, is 5,880 systems, as Geoff Hitchcock will talk about. You can do some simple math on those numbers. And we also expect the Army to buy spare parts, training, and maintenance in addition to systems themselves. I think it's also worth noting that the Army's acquisition objective number was created before the invasion of Ukraine and before the world realized that drones are really as impactful as the introduction of the machine gun 100 years ago. In my opinion, the United States Army is going to need a lot more drones. With all that said, last Thursday, we finally received our letter of production select from the Army and we're now focused on getting the system ready for production. So, thank you to everyone for tuning in and now I'll hand it over to Geoff Hitchcock for more. Oh, actually, we have two slides here. I won't spend any time on here.

Stan Nowak

Yeah, George, if you want to just go into it a little bit on that.

George Matus

Yeah, feel free to take a screenshot on this. These are just specs and features of the Black Widow. Again, basically what I discussed earlier. I think we have another slide for web and then after that, Hitchcock can take it away.

Stan Nowak

I'll just leave this up for a few seconds.

George Matus

A few quick notes on the web while we have this slide up. Again, we designed this in less than five months. And we delivered it alongside the Black Widow for our final delivery milestone and the final event, which is called IOT&E. So, soldiers were actually flying with the web, you know, in sort of real-life operation scenarios and got really positive feedback from it. The controller is very easy to use. It's comfortable to hold. It's modular. It has, you know, RF silent and stealth modes and it also actually uses the same battery as the drone. So common battery for both controller and aircraft, which makes things a lot simpler for the end user. So really great system also ties into ATAC for like radio backhaul and disseminating video and data. So, something that we think is going to be really powerful for Black Widow, the rest of our family of systems, and other types of categories of UAS as well.

Stan Nowak

All right. Thanks, George. It looks like um Geoff Hitchcock actually got bounced out.

George Matus

Oh.

Stan Nowak

We are trying to get him back in. I think Geoff is going to call Jeff Thompson and we can use his voice.

George Matus

Amazing.

Jeff Thompson

So you can call in. Yeah, we're sorry, folks, but we didn't think we'd get over 500 people on this call. We usually get about 100 people on our quarterly calls. So again, our apologies. This will be replayed tomorrow. Or you'll have a transcript of it. And I'll see if I can get Geoff Hitchcock on the phone here.

George Matus

Yeah, it said that we actually reached the attendee limit, and we had people texting us that they weren't able to get in so…

Jeff Thompson

Let me…

George Matus

That's pretty crazy.

Jeff Thompson

Yeah, he's…he's having a tough time with his comms. So actually, Stan. since you were at AeroVironment with Geoff, maybe you can review some of these items and I can chime in also.

Stan Nowak

Yeah, I'll do my best. A lot of us at Red Cat have a lot of experience going back many, many years, probably for the last 15 to 20 years on programs of record within the military. You'll see four of them actually on the screen. As of right now, a lot of us were previously at Aerovironment, which helped get a lot of these programs a record. And so, the experience that we have between all of us is decades in the making. This is also just to give an example of above and beyond the program of record that we have. There's additional part, you know, training spares and repairs that can be added on. And I'll have Jeff Thompson go into that right now. Yeah, so I'm learning about how these programs of records work, that they typically have anywhere from 30 to 65, 70% sometimes of additional revenue from training spares and repairs. We were hoping to have Geoff Hitchcock dive in with some actual examples from contracts that he won at his previous in his previous life in this brief. And some of the contracts like the Raven that were supposed to be five years like us, oh, we got Geoff back.

Geoff Hitchcock

What did I miss? Okay.

Stan Nowak

All right.

Geoff Hitchcock

Sorry, folks, technical difficulties. Jeff, thanks for covering down a little bit. I think I know where you left off. So as an example. I was actually present at Aerovironment for all four of these programs. The things that I wanted to highlight on this, as Jeff intimated, was the fact that on some of these programs, specifically the BATMAV contract, which was for the Air Force. Other services came on board and mainly it was the Marine Corps and the Marine Corps acquisition and logistics, sustaining and training actually far eclipsed what the Air Force ended up buying on those programs. So, the key takeaway from this is what we're talking about today specifically is the SRR program of record and typically year over year, you could expect somewhere in the range of 30% added for spares, repairs and training year over year. And a good example of that was on the US Army RPUAV Raven RQ-11B program. After the final procurement was made from the Army and it was actually fielded to the last of the brigades. They continued the logistics. Spares and repairs and training pipeline for another 10 years after that program was 100% fielded. The same can be said for the SOCOM AECV PUMA program, which the Army actually adopted and became the proponent and the largest buyer of Pumas, even though that original contract was a SOCOM contract. So, the fact that having the program of record and the Army investment on the R&D to come to a selection of us, which we appreciate, now opens the doors for the other services to adopt that program of record potentially and do their own fielding upwards and in addition to what we're going to be doing with the Army. Next slide, please.

So, this is kind of a shotgun start for us, right? What we're talking about on this is now that now that this program has been awarded to us USG outside of DoD is going to be looking at, okay, the Army went through this five-year process to pick Teal, must be good enough for us. So, we expect adoption through many of the USG offices, right? Department of Interior would be a big one, CBP, Custom Border Protection, DHS in general that's got 16 organizations underneath it. So, everybody has patiently been waiting for the Army to announce, and they finally have, so now we can announce and we expect growth in all of the USG sectors as well. Next slide, please.

In addition to that, because I was at AeroVironment for 16 years and watched this thing explode with the first Raven program of record. They went from three to 52 countries over my 16-year tenure. NATO has been waiting patiently for this announcement, again, because if the US has invested all of this money to go through an entire five-year down select process, they're going to start adopting what has been approved by the Army because all the research development has been paid for and all the evaluations have been completed by them. So, we have several very, very large opportunities right now in NATO that have patiently been waiting for this announcement. Some of them are sole source. Some of them will be competitive. But we're in a very unique position where there are a few, excuse me, of those programs that could eclipse the SRR program in size and dollars. So, we're super excited about that. It's going to be a shotgun start after the first of the year. We're going to be doing several European vacations hitting multiple countries multiple times because everybody has been waiting very, very patiently for us to roll this out and show them. So, we have a laundry list of demos that we're going to be conducting after the start of the new year and I look forward to any questions you may have of me later. Thank you.

Brendan Stewart

All right, I'll take over the advocacy slide. Again, my name is Brendan Stewart. I'm the Vice President of Regulatory Affairs here at Red Cat Holdings. And my project over the last 18 months was the advocacy support to make sure that we had the program lines established and funded into the future for this program. Look, we know that drones have changed the modern battlefield. Everything that we've seen in Ukraine has taught us that that 5,880 systems number is woefully inadequate in a near peer geopolitical adversary situation like we may see with China in the future. My focus has been working with DoD, working with Congress to make sure that funding is available to make this program grow into the future and be an effective battlefield tool for our end user, carrying the voice of the end user into the power of policymaking to get those line items created, funded, and the systems acquired. Right now, in the National Defense Authorization Act, we're sitting at an approximate program line value. And this is the line that supports SRR of $79.5 million. Now, that is a…that number is not final. The NDAA is still not passed and won't be for about 60 days, but we feel very confident that through this support, we'll be able to expand this program going into the future. And additionally, with our support for American manufacturing and leveling the playing field with China. This will put us on a trajectory to expanding our ability to sell these products throughout DOD and throughout USG.

Stan Nowak

Thanks so much, Brendan. I'm going to hand it back over to Jeff Thompson. That concludes the presentation part of it. We're going to be moving into our Q&A portion. Jeff, I want to just ask you the first question. Do you think the company is fully valued at this price?

Jeff Thompson

Yeah, and we saw a bunch of um…also a bunch of questions scrolling through. Gosh, we didn't realize we'd have this many people on here. Really appreciate our investors joining us for this historic moment but um If you look at our valuation without this recent win, we gave guidance of 50 to 55 million for calendar 2025. And if you look at the current valuations of some three of our peers and some of them are very recent. It's a great article in the Wall Street Journal about shield AI that was…and, you know, they're trading at 18.4 times revenue. Anduril has done a recent financing trading at 28 times revenue. Skydio just did a um…it raised just a couple days ago. I congratulated them. They were able to raise $170 million at a $2.2 billion dollar valuation at 22 times revenue. So, you can see that the math even at 55 million of guidance next year is we're still very, very undervalued. And if you add the number that Brendan was talking about that's in the light item for the rest of 70 for 2025. Which is that 79 million, that could possibly put the calendar year around 120 million for next year. So that's pretty exciting. And that would just be the Army. So, if you look at our valuation at where we are right now, we're very undervalued. If you add this program of record with guaranteed revenue over the next five years and is Mr. Hitchcock just told us all that a lot of these programs get extended into many more years than that have that staple customer every year that you get to start with will be fantastic. And then again, the other branches, the Army, the Air Force, the Marines will be buying off this program of record, all the three-letter agencies will be buying off this record. And NATO, which, as Geoff alluded to is going to have more realistic numbers again this…the requirements written for SRR were before 2018. Way before the Ukrainian war where supposedly there's at least 30,000 drones in the air each day. They're losing at least 10,000 drones a month. That number's everywhere in the news. So having 12,000 drones plus going to the largest Army in the world, we all think that number's probably small, but we can't guarantee that. But the programs of record that Mr. Hitchcock and his team have been chasing, as he said, are significantly larger because they're actually writing these requirements recently while they're in a wartime situation. So very long answer to that simple question, but the answer is we're simply undervalued and specifically now with this program of record, and I'll just stop there.

Stan Nowak

Great. Thanks so much, Jeff. Next question I want to hand over to George talking about Black Widow and the fact that it's designed for high volume production, can you expand a little bit on that as far as, you know, Teal Drones’ two drones ramping up production for that aircraft?

George Matus

Yeah, for sure. So actually, right now I'm sitting in the factory. Okay. We designed Black Widow to be very easily manufacturable, similar to the TL2 and Golden Eagle, it's modular, but it also has a lot of its subsystems integrated into like big PCBAs. So, the system itself is pretty quick to assemble. You know what we're looking at now is entering low-rate initial production early next year. That'll be in the hundreds of systems per month. And then by the end of next year, as demand ramps up and deliveries ramp up, we'll be in the thousands per month. Right now, we're still operating a single shift on our production line. We can easily go to two shift or three shift, including weekends. But we've got the space and the expertise to do it. And again, the system was very much designed to be mass producible.

Stan Nowak

Great. Thanks so much, George. Jeff, just kind of a secondary question off to you as far as, you know, raising capital required to scale for SRR. Can you maybe comment on that?

Jeff Thompson

Yeah, that's something that we spend a lot of time on as a team. As we're, you know, first of all, we had to get this official letter that we finally got a few days ago. So that we could actually plan and forecast for scaling the business and frankly, after we got some preliminary information back from the IOT&E test in May, we really kind of just started retooling and started scaling and started hiring to get ready so we're hitting, you know, hitting the road very quickly so we don't have to wait until this time happens. We're in pretty good shape to start scaling the business with the hires that we've made. And we haven't even talked about how we're going to replicate this same process with the Edge 130 team, which is doing fantastic, but we are going to. The factory is ready to scale. We've literally been spending the last four or five months getting the factory ready for this contract. So that's not the issue. But I think people are asking the capital requirements. And I kind of hit upon this earlier. Right now, in the short term, we're just going to use some of our debt instrument while we find out how much we're going to get paid upfront for the LRIP contract and the production contract, which, well, the LRIP contract is in the first half of 2025 calendar. The full rate production is in the second half of calendar 2025. So those are two tranches that we'll know soon, you know, in the next month or two. So, we'll know if we need any additional capital. It's interesting. It never happens, but some of our largest shareholders that are pretty large hedge funds have been telling us to at least take some money down in 10 to $15 million and you know, we might agree with that, but we are not going to do that until we realize what our capital requirements are. Frankly, if we can raise the least amount of money and get to these prepayments from the Army and other branches when they hopefully buy onto this program also, we hopefully want to get to the days where our raising money are over.

Stan Nowak

Excellent. Very cool. I'm going to hand this next question over actually to Geoff Hitchcock. Initially, it's regarding our relationship with Palladyne, but I want to kind of open that up to Red Cat Futures Initiative and what kind of that means for Black Widow moving forward.

Geoff Hitchcock

Thank you, Stan. Can you hear me okay?

Stan Nowak

Yep.

Geoff Hitchcock

Yeah. Okay. Yeah, the Red Cat Futures Initiative, this is in addition to the win for SRR, right? We're approaching this next calendar fiscal year going forward as a year of R&D. And this is when we're really going to start going out and start chasing various and multiple R&D opportunities to start linking some of these Red Cat Future Initiatives together. To finish out the integration. We've gotten some really good demand signals from the market right now. From the government actually, on cluing together some of these capabilities and getting them finished out and ready for deployment. And that's what we're asking for with the Red Cat Future Initiatives for somebody to sponsor us so we can develop out all of our all domain, multi-domain mission sets that we can with our strategic partners.

Stan Nowak

Great. Thanks so much, Geoff.

Geoff Hitchcock

Yep.

Stan Nowak

Let's see, looking at some additional questions here. Do we, okay, this is actually to all of us. Do we anticipate beyond military of going into, let's say, public safety, fire, law enforcement, those types of things? Anybody who wants to pick up that question?

Jeff Thompson

I'll start. So as George mentioned, the team spent most of their time building the Black Widow to the exact requirements of the Army. And that's because we believe that you know, we really wanted to support the warfighter. And I think we've got a great drone that's going to help the warfighter save lives can give them lethality and they can shape the battlefield. It's going to give them all the tools they need to be safer and more lethal. But when you think about some of the things that first responders and other people might need. You know, we already do have a customer, the Border Patrol, is using our stuff. A lot of three letter agencies have trickled into some of our products and we expect that to change dramatically once now the SRR has happened, and we have that validation and stamp of approval but uh I'll let it go to everybody else if they want to add to that.

George Matus

No, I think that's a good overview. I mean, the demand we have now from the Army, along with soon to be the rest of the branches of the military and then Allied countries and governments overseas. That's going to be significant. And we think that opportunity is obviously massive. And is what we want to focus on right now. But as we do scale production, get economies of scale, you know, I think, you know, we also want to support the rest of the federal government, CBP is a big customer of ours. And then public safety, of course, is a big use case.

Geoff Hitchcock

And just to follow up and caveat, it's interesting we're asked that question because Brendan and I were having about an hour-long conversation on that just yesterday. Not going to give you any details on it, but we came up with a fairly disruptive thought that is going to improve our product offering when it comes to DFR. We have to flush it out, but literally this is less than 24 hours old. We have a really good idea that we're going to take and work with some of our strategic partners and make an offering that'll support DFR that will be very disruptive in that space because nobody has done what we're thinking of yet. So again, can't give you any details, but yet there's going to be a logical and systematic transition into supporting DFR as well.

Stan Nowak

Next question for Jeff Thompson and George. You guys could probably tag team this one. As far as the US Army Contract Award. How many years are we looking at for that? How much time does that span?

George Matus

So, the contract can go up to five years. But again, they need at least 5,880 systems and they want to field those as fast as possible as budget allows. So, it's really going to depend on yearly appropriations over the coming years. Brendan, maybe you have something else to add to that.

Brendan Stewart

Yeah, absolutely, George. Right on that point, the critical thing that will allow us to move this forward is increasing appropriations in fiscal years 2026, 2027, and 2028. The government knows that drone technology, much like the technology that's in your cell phone or your computer does not last for a 20-year program of record like the legacy manned aircraft platforms do. So, there is an understanding and an expectation that we need to move the majority of this procurement down into the first three to five years. And we're actively taking policy steps right now to move that objective closer to today.

Stan Nowak

Here's another question for the team. Now that we won SRR. What does our R&D budget look like over the next few years? How do we want to tackle that?

Jeff Thompson

Well, the R&D budget is not going to go crazy just because we won SRR. So, I'm coming down on the Scrooge side of that, we've done basically five years of R&D. But this will enable us having a product like this you know, getting the TL2 there out there in the wild gave us a lot of great feedback and getting customer feedback was key to that. Now, the TL2 did not go through all the testing that the Black Widow has gone through with all the testing from the Army. But you'll see a steady the number for R&D, as you've seen in the past. But more importantly now is we will be switching more to, and we've, you know, myself, Hitchcock and George and Leah, our CFO, spend some time in Salt Lake City, really analyzing what does it look like for our margins for the black widow, once we get to just make the Black Widow, because we had the Teal the margins started getting into the 30s and then we had to tear down production and build some prototypes for the Army to hopefully win this and now we've won it. So that was a great investment. And then support the Army during that testing. And now back making TL2s and it looks like we'll be selling the rest of those off soon. But the TL3 we'll be making for years. So, we believe that once we get to the end of making the Black Widow for three quarters we'll start approaching that 50% gross margin in that fourth quarter, which puts us into cash flow break even and cash flow positive. We're not going to give any more details than that, but that's our modeling on the Black Widow.

Now, remember, we do have a brand-new drone called the Edge 130. It's been a great acquisition for us, a great team over there. A very unique bird. We've got over 200 orders that we have to get delivered immediately, hopefully for Q1. For just that drone and that's going to be doing the same path because we know what we're doing we're actually hopefully moving into a brand-new factory next week and uh I'm going to hopefully be going out to help everybody and get that factory up and going quickly as possible. And we think that the edge 130 once it's switched to the Trichon, can get to those margins very quickly also.

Geoff Hitchcock

And just to add a little bit to that, like I said just a couple minutes ago, right, I would expect that R&D budgets start at a very modest level, but going forward, it's going to be other people's money. That's going to be our first default position. We can do proof of concepts out of pocket, in-house R&D. But for productionization, we're looking to the defense industry to fund that. That's something that they're going to have to embrace with the smalls. But the smalls are where real innovation is happening right now. So, yeah, I don't expect that we'll have a huge R&D budget until 10 years from now when we're closer to AV. But for right now, we're looking at other people.

George Matus

Hey, Stan, I'm seeing some questions on DIU Blue List…

Stan Nowak

You read my mind. Yeah, if you could just maybe walk people through that process, knowing that we're in the process currently.

George Matus

Yeah, absolutely. So, the process is moving forward, we submitted Black Widow and Edge 130 for the Blue UAS Refresh Challenge. I think there was something like 300 submissions and somewhere around 20 were accepted to move on into the next phase of testing and down select. So, we submitted all our documentation. Our team actually flew out to 29 Palms to do in-person demonstrations of the systems last week or the week before? And then we heard back from DIU actually on Friday, a couple days ago, that they passed those tests and they're moving into the final stage, which we expect to be done here shortly, but that's just going over our bill of materials and cybersecurity practices, making sure that's the same as they were on TL2 in terms of compliance. So that's all moving forward and should be wrapped up very soon. I also saw another question asking if Red Cat is the only drone manufacturer awarded an SRR production selection. And yes, the answer is yes. Teal was the only vendor selected to move into production.

Stan Nowak

Great. Thanks, George. I know, let's see, there was a couple questions I wanted to have for Hitchcock, which Jeff Thompson, maybe you can actually answer this. And George, you can chime in too. You know, Hitchcock mentioned earlier when we showed the map about, you know the international community and potential opportunities out there. What makes those potential opportunities based on the rigorous requirements that we had to serve for SRR? Oh, you're on mute.

Jeff Thompson

I'm not sure because you framed the question a little different than I was understanding, but I'll just go with what, because I've actually been over there for some of these demos and have been to the Ukraine. I think if you look at…there was a great analysis that came out of a Goldman Sachs about the percentage of GDP for every NATO country for their uh for defense and it's exponential. Some are 3x, some are 4x, and the requirements that are being written over there for programs of record and RFPs are dramatically larger because they're brand-new requirement and everyone knows you need hundreds of thousands of drones uh in your Ministry of Defense, depending on which country you are. And I know very specifically that one of them has been waiting and it's a sole source, is just specifically waiting for the SRR stamp of approval in the validation from the US Army of five years of assessing that product. And when they're sole source, they really have to defend their choice of that sole source provider and winning SRR really helps them defend that sole source selection for these large contracts.

Stan Nowak

Next question, again, could be for the whole team. And really, it's kind of a top-level question about kinetic. Umm How do you want to talk about that, George and Jeff Thompson?

George Matus

I can take a first stab at that. So, look, we are a very defense-focused company and we want to support the warfighter. We build very versatile drones, modular drones that when shipped from the factory are configured for intelligence, surveillance, and reconnaissance. But because of Black Widow's modularity and ability to carry secondary payloads, warfighters can do what they need to do with the system and we're not going to stop them from doing that. But we're not building munitions here in the factory. We're going to be relying on other partners and integrators for that and then letting warfighters um do those integrations to get the job done.

Jeff Thompson

I'll add a little bit to that. And for kinetics on the Black Widow, I just agree with everything that George said there. But the company's ready to support the warfighter with kinetic capabilities. Mr. Hitchcock did not allow me to wear my hat that I wear a lot with my camo hat that says, “I fly, you die” which is something…that's something I learned from when I was in the Ukraine. But we, and that'll be for sale on the website soon because we've gotten so many requests for it. But yeah, we are looking to, and we got a lot of good, great feedback from our newest board member, General Funk. When he was deploying, I think there were Ravens, and Geoff, you can correct me, or Pumas. They didn't have the capability to strike when they saw a target that they wanted to destroy. So, it was very frustrating to have something look at it and not be able to destroy it. So, one of the first things that he instructed us to do is make sure that all of your drones have kinetic capability, and you can make your own decision whether you want to destroy a black widow or now an Edge 130 and now we're FPV fangs are just made to go one way in kinetic. But if you have kinetics on all your platforms you have the ability to shape the battlefield at a soldier level. Which is something that's very crucial at the platoon level specifically. We are ready to help the warfighter in that way, any way, shape, or form.

Stan Nowak

Thanks so much, guys. Now that Hitchcock's back, actually, I want to just get some color from him on the international community again. Geoff, when you dropped off. The fact that SRR had such rigorous requirements, how does that help us gain traction with the international community when it comes to their RFPs that are going to be coming out?

Geoff Hitchcock

Well, there are multiple RFPs that we've submitted Black Widow for already. And again, decision points were pending. The announcement of the SRR award, right? Because that would positively influence, they're down selects. The requirements that we have already passed for SRR is 90% of what international customers are looking for already. There's always going to be some nuance, the one-off, one or two weird things that nobody's ever heard of or thought of before. That they normally ask, but for the most part we're 90% compliant with everything that we’re considering proposing for and 100% compliant on all the RFPs that we already have actively working. Just awaiting down select. So we're in a great position. Everybody wants basically the same thing. And we're providing that, right? And the fact that we have the Army stamp of approval on top of it now is just a benefit.

Stan Nowak

Thanks, Geoff. Jeff Thompson, just another question here. When can everyone expect maybe updated guidance?

Jeff Thompson

Yeah, that's a great question, you know, is we're trying to figure out that line item that Brendan talked about is up to $79 million for the for 2025. And I think some of the these are not exact, but I think that we're supposed to start delivering again, the history has been we get down selected in September. They didn't tell us until recently. We negotiate our prototype contracts for the last few years and by the end of December, early January. We're now in that process for the LRIP contract. To hopefully get that done by end of December, early January. And then we're supposed to be making the first deliveries in late spring, and we only have till the end of September to deliver on 2025 calendar. So, it could be up to 79 million. Once we have more clarity, we think it's easily going to be in the close to 50 million anyway for 2025 calendar so guidance will probably, and this isn't official guidance yet, but again, we just got this notification we think it'll be approximately 50 million from SRR. And other things that will add to that as other branches of the Army pile on there.

Again, back to the question that people have been pounding me and being mad at me all day is like, you know, why is evaluation so low right now? And well. If we're using any of our peers’ valuations at $100 million guidance, if we end up there. We should be trading well over a billion dollars right now. But yeah, we're excited to get this first delivery out there. And then get right into full rate production again so LRIP, low-rate initial production first half of 2025 with just the Army that we have contract for, then we'll have full rate production the second half of 2025. And we'll have a lot more clarity in about four to six weeks. And once we get the prepayments understood. For our capital requirements, we'll know a lot more in like the first month of Q1 in January.

Stan Nowak

Great. Thanks, Jeff. Next question over to George. For Black Widow and the software ecosystem, that's part of it. Can you just comment and expand on the idea of a software subscription?

George Matus

Yeah, that's a good question. So when I started Teal 10 years ago, one of the original…one of the basically the original thesis was to make like the smartphone of drones that could run different apps and varieties of software for different use cases. And that's still very much part of what we're trying to do with Teal Black Widow has a lot of onboard edge compute power along with Webb, the controller. And so, we want to take advantage of that.

As Hitchcock was talking about earlier, we've got the Red Cat Futures Initiative, and we have a lot of amazing partners that are building amazing capabilities and a lot on software and AI and autonomy. And so, we plan on offering basically an option list, a menu of configurations for different use cases and customers and be able to configure with the different types of apps and software for specific mission sets. So yes, there will be a lot of opportunity for that. But right now, we've just been focused on the core system and to get that delivered for SRR.

Stan Nowak

Thanks, George. Next question going to Geoff Hitchcock. With recent news regarding drone contracts in the defense of Taiwan, are there any plans to build more strong relationships with Asian allies?

Geoff Hitchcock

Absolutely. Been doing this a long time, right? And our first target was Europe. NATO as a whole and the continent as a whole, right? That's always the best market entry. When you're doing this analysis, you got to figure out is a juice worth the squeeze, right? So, we consciously decided to go after Europe first, significantly more dollars over there. Asia is a tough nut to crack, but it's a close second followed by the Middle East. So that was a conscious path that we chose. We currently have reps in New Zealand, Australia. Taiwan, Philippines, and Korea. And they're all actively pursuing opportunities. Both on the Teal side and the FlightWave side. So, we are engaged, fairly engaged in uh in Asia Pacific.

Jeff Thompson

Stan, let me just add a little bit to that. It's a great question because there are these different regions that are really having different requirements for the warfighter. So something that a lot of people don't, you know, think about all the time, but we have this exclusive agreement with sentient which has the large 80 drone pods that you can put on ships, you can bring them to shore to do overwhelm with so many of these drones and then we're starting to get traction with the flight wave edge 130 with our first sale to Australia.

So, we're starting to get traction there. And George, there's been some recent activity for testing with the Sentien’s system. Maybe you could uh expand on that a little bit.

George Matus

Yeah, so we've been working through the integration um maturing the system and getting it ready for, you know, wider scale deployments. One of the recent real-world tests we did was using the sentient hive with a number of Teals inside of it. For persistent surveillance of the Air Force Marathon. And that went really well. Basically, they had full persistent surveillance and drone coverage for the entire event. Sentient system worked very well. Teal systems worked very well.

So, we're working to start scaling that up and getting that capability out to more customers.

Stan Nowak

Jeff Thompson, you know, knowing that we've just gone through an election process. What do you think, in your opinion, that we can anticipate with the new administration coming into office?

Jeff Thompson

Yeah, very interesting question. So, if you looked at defense stocks until they approve long-range missiles into Russia. They were all down since the Trump administration came in. All of the big primes were down. But there was a great presentation by the folks from Palantir, which we love working with those guys is that's the old group. That's the old primes, those large, exquisite machines are really not needed anymore and an efficiency team coming at you. We have drones that cost a fifth of what the old school drones cost and do more for less. You know, we're better, smaller, cheaper. And most of the times portable. So, if you look at the new guard like us, Anduril, Shield AI, Palantir, you know, these are the folks that are actually going to be able to make a much larger impact with much less dollars. So, I think the new guards are going to be the thriving, specifically in this administration. And not only that, during one of Donald Trump's, President Trump's speeches. He spent quite a few minutes that he is going to build the largest robot and drone group in the world. So, I think I think we're going to do just great under this administration.

Stan Nowak

Great, Jeff, thank you. And with that, that brings us to the end of our town hall. Thanks to our panelists and thanks so much for our participants. Again, we did hit a record as far as hitting the limit when it comes to this. Jeff Thompson, do you have any parting words?

Jeff Thompson

Yeah, we apologize for not having a big enough town hall. We never imagined it would be this number. You're going to be hearing a lot more detail over the next few weeks in some of the partnerships over the next period. And it's going to be exciting times. We're just glad that we finally won this contract. That's going to blossom. It's literally the tip of the iceberg. There's going to be many more contracts that come from this, not only from the United States, but from NATO and also Indo Paycom. So, you know, stay tight and this is going to be a great investment. Thanks, folks.

Stan Nowak

Thanks, Jeff. To those participants out there, attendees, we plan to do more of these in the future. We will get better at them, I promise. And please, everyone, have a wonderful rest of your day.